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                                                                    EXHIBIT 10.5

                                AMENDMENT NO. 1
                      TO MANAGEMENT CONSULTING AGREEMENT


     AMENDMENT NO. 1, dated as of January 1, 1998 ("Amendment No. 1"), to that certain Management Consulting Agreement, dated as of October 31, 1991 (the "Agreement"), between PRESTOLITE ELECTRIC INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and GENSTAR INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("GIC").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the parties to the Agreement, pursuant to Section 6 of the Agreement, desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Agreement pursuant to Section 6 of the Agreement as follows:

     SECTION 1. Amendments to the Agreement. Section 3(a) of the Agreement is amended and restated as follows:

     "SECTION 3.  Compensation.  (a)  In consideration of the service provided
                  ------------
by GIC hereunder, the Company shall pay to GIC a management consulting fee equal to the greater of (i) $900,000 per annum or (ii) 0.3% of the Company's annual net sales for the prior fiscal year as reflected in the Company's annual audited Consolidated Statements of Operations for the prior fiscal year, in either case payable in four equal installments thirty days following the last day of March, June, September and December during the term hereof, commencing March 31, 1998. Any amount not paid when due hereunder shall bear interest at the rate of 10% per annum."

     SECTION 2.  Reference to and Effect on the Agreement.

     (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Agreement to "this Agreement," "the Agreement,", "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement as amended by Section 1 hereof.

     (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
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     SECTION 3.  Execution and Counterparts.  This Amendment No. 1 may be
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer to execute, this Amendment No. 1 as of the date first written above.



                                    PRESTOLITE ELECTRIC INCORPORATED


                                    By:  /s/ Kenneth C. Cornelius
                                        ---------------------------
                                        Name:    Kenneth C. Cornelius
                                        Title:   Senior Vice President and
                                                 Chief Financial Officer


                                    GENSTAR INVESTMENT CORPORATION


                                    By:  /s/ Richard D. Paterson
                                        ---------------------------
                                        Name:    Richard D. Paterson
                                        Title:   Executive Vice President and
                                                 Director